Exhibit 4.1

Execution Version

THE SYMBOL “[REDACTED]” DENOTES PLACES WHERE CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL, AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

SHAREHOLDER AGREEMENT

by and between

VICTORY CAPITAL HOLDINGS, Inc.

and

AMUNDI ASSET MANAGEMENT S.A.S.

Dated as of April 1, 2025

TABLE OF CONTENTS

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ii

SHAREHOLDER AGREEMENT

This SHAREHOLDER AGREEMENT (this “Agreement”) is entered into as of April 1, 2025, by and between Victory Capital Holdings, Inc., a Delaware corporation (the “Company”), and Amundi Asset Management S.A.S., a French sociéte par actions simplifiée (the “Holder”). Capitalized terms that are used but not defined elsewhere herein are defined in Exhibit A.

WHEREAS, the Company and the Holder are parties to that certain Contribution Agreement, dated as of July 8, 2024 (as amended from time to time, the “Contribution Agreement”), pursuant to which, among other things, the Holder is contributing to the Company 100% of the equity interests of Amundi Holdings US, Inc., a Delaware corporation and direct subsidiary of the Holder, and in exchange therefor, at the closing of the transactions contemplated by the Contribution Agreement, the Company is issuing to the Holder, as consideration (i) 3,293,471 newly issued shares of the Company’s Common Stock, $0.01 par value per share (“Common Stock”), representing as of the date hereof 4.9% of the Voting Securities of the Company (such shares of Common Stock issued to the Holder, the “Acquired Common Shares”) and (ii) 14,305,982 newly issued shares of the Company’s Series A Non-Voting Convertible Preferred Stock, $0.01 par value per share (“Preferred Stock”), as determined in accordance with the Contribution Agreement (such shares of Preferred Stock issued to the Holder, the “Acquired Preferred Shares”); and

WHEREAS, as a condition to the obligations of the Company and the Holder under the Contribution Agreement, the Company and the Holder are entering into this Agreement for the purpose of granting certain rights to the Holder with respect to the Acquired Shares (as defined below), imposing limitations on Transfers of the Acquired Shares and imposing certain other limitations on the Holder with respect to its ownership of the Acquired Shares, in each case as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

RESALE SHELF REGISTRATION STATEMENT

Section 1.1         Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall prepare and file, as promptly as practicable after the date hereof, a registration statement covering the sale or distribution from time to time by the Holder, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holder in accordance with any customary method of distribution elected by the Holder in consultation with the Company (the “Resale Shelf Registration Statement”)) and shall use its reasonable best efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as promptly as is reasonably practicable and in any event within 90 days after the date of this Agreement.

Section 1.2         Effectiveness Period. Once a Resale Shelf Registration Statement is declared or otherwise becomes effective, the Company shall, subject to the other applicable provisions of this Agreement, use its reasonable best efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable by the Holder for sales and distributions of the Registrable Securities until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

Section 1.3         Subsequent Shelf Registration Statement. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its reasonable best efforts to, as promptly as is reasonably practicable, cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall, as promptly as is reasonably practicable, amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holder thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to (a) if necessary, cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as reasonably practicable after the filing thereof and (b) keep such Subsequent Shelf Registration Statement continuously effective and usable by the Holder for sales and distributions of Registrable Securities until the end of the Effectiveness Period. Any such Subsequent Shelf Registration Statement shall be a registration statement on Form S-3 to the extent that the Company is then eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holder in accordance with any customary method of distribution elected by the Holder in consultation with the Company.

Section 1.4         Supplements and Amendments. The Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.

Section 1.5         Right to Effect Shelf Takedowns. Subject to Section 2.2 and Section 5.1, the Holder shall be entitled, at any time and from time to time when a Resale Shelf Registration Statement is effective, to sell any or all of the Registrable Securities covered by such Resale Shelf Registration Statement (a “Shelf Takedown”); provided, that, any Shelf Takedown that is an Underwritten Shelf Takedown shall be further subject to Section 1.6.

Section 1.6         Underwritten Shelf Takedowns. Subject to Section 2.2 and Section 5.1, the Holder shall be entitled to request, by written notice to the Company (an “Underwritten Shelf Takedown Notice”), that the Shelf Takedown be an underwritten offering (an “Underwritten Shelf Takedown”); provided, that the Holder shall be entitled only to five (5) Underwritten Shelf Takedowns. The Underwritten Shelf Takedown Notice shall specify the number of Registrable Securities intended to be offered and sold by the Holder pursuant to the Underwritten Shelf Takedown. Notwithstanding the foregoing, in no event will the Company be required to effect (x) an Underwritten Shelf Takedown for an underwritten offering with anticipated gross proceeds of less than $250,000,000, (y) an Underwritten Shelf Takedown within the period commencing 14 days prior to and ending two Business Days following the Company’s scheduled earnings release date for any fiscal quarter or year or (z) more than one Underwritten Shelf Takedown in any three-month period.

Section 1.7         Selection of Underwriters. In connection with an Underwritten Shelf Takedown, the Holder shall have the right to select the investment banking firm(s) and manager(s) to administer such Underwritten Shelf Takedown (including which such underwriters will serve as lead or co-lead), subject to the prior written approval of the Company (which approval shall not be unreasonably withheld, conditioned or delayed).

Section 1.8         Piggyback Secondary Registration.

(a)          Whenever the Company proposes to register the offer and sale of Common Stock under the Securities Act solely for the account of any other Persons (other than pursuant to a Resale Shelf Registration) (a “Piggyback Secondary Registration Statement”) to be used for any registration of Registrable Securities (a “Piggyback Secondary Registration”), to the extent that the Holder’s Registrable Securities are not at such time registered under a Resale Shelf Registration Statement or are otherwise required to be included in such Piggyback Secondary Registration Statement in order for the Holder to participate in an offering pursuant to such Piggyback Shelf Registration, the Company shall give the Holder, as soon as reasonably practicable (but in no event no less than ten (10) days prior to the filing of such registration statement) of its intention to effect such a registration and, subject to Section 1.8(b), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the Holder within ten (10) days after the Company’s notice has been given to the Holder. If any Piggyback Secondary Registration Statement pursuant to which the Holder has registered the offer and sale of Registrable Securities is a registration statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Piggyback Secondary Shelf Registration Statement”), the Holder shall have the right, but not the obligation, to be notified of and to participate in any offering under such Piggyback Secondary Shelf Registration Statement (a “Piggyback Secondary Shelf Takedown”). Notwithstanding the foregoing, if at any time after giving written notice of its intention to register any Common Stock and prior to the effective date of the Piggyback Secondary Registration Statement, the Company shall determine for any reason not to register or to delay registration of the Common Stock covered by such Piggyback Secondary Registration or Piggyback Secondary Shelf Takedown, the Company shall give written notice of such determination to the Holder (to the extent it requested to register all or a portion of its Registrable Securities in such registration statement) and, thereupon, (1) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith, to the extent payable), and (2) in the case of a determination to delay registration, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering the other shares of Common Stock covered by such Piggyback Secondary Registration or Piggyback Secondary Shelf Takedown.

(b)          If a Piggyback Secondary Registration or Piggyback Secondary Shelf Takedown is initiated as an underwritten offering on behalf of a holder of Common Stock other than the Holder, and the managing underwriter advises the Company in writing that in its reasonable and good faith opinion the number of securities proposed to be included in such registration or takedown, including all Registrable Securities proposed to be included in such underwritten offering, exceeds the number which can be sold in such offering and/or that the number of securities proposed to be included in any such registration or takedown would adversely affect the price, timing or distribution of the securities to be sold in such offering, the Company shall include in such registration or takedown (i) first, if such registration is effected through a contractual right to demand such registration by the Institutional Investors (as defined in the Second A&R Shareholders Agreement), the securities requested to be included therein by the Institutional Investors, (ii) second, other than in the case of clause (i), the securities requested to be included therein by the holder(s) requesting such registration or takedown and by the Holder, allocated pro rata among all such holders based on the relative number of securities then held by each such holder; and (iii) third, the securities requested to be included therein by other holders of Common Stock, allocated among such holders based on the relative number of securities then held by each such holder.

ARTICLE II

ADDITIONAL PROVISIONS REGARDING REGISTRATION RIGHTS

Section 2.1         Registration Procedures. Subject to the other applicable provisions of this Agreement, including Section 1.6 and Section 2.2, in the case of each registration of Registrable Securities effected by the Company pursuant to Article I, the Company shall:

(a)          as promptly as practicable prepare and file with the SEC a registration statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such registration statement to become effective under the Securities Act as soon as practicable and remain effective for the period of the distribution contemplated thereby, in accordance with the applicable provisions of this Agreement;

(b)          prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as (x) may be reasonably requested by the Holder or (y) may be necessary to keep such registration statement effective until the end of the Effectiveness Period;

(c)          before filing any registration statement or prospectus, or any amendments or supplements thereto and in connection therewith, promptly furnish to the managing underwriter(s), if any, the Holder and the Holder’s legal counsel, without charge, copies of the registration statement and the prospectus included therein (including each preliminary prospectus) and any supplement thereto (in each case including all exhibits thereto and all documents incorporated by reference therein) proposed to be filed and provide the Holder and its legal counsel a reasonable opportunity to review and comment on such registration statement;

(d)          as promptly as is reasonably practicable, notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act or of the Company’s discovery of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances under which they were made, and, subject to Section 2.2, as promptly as practicable prepare, file with the SEC and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances under which they were made;

(e)          use reasonable best efforts to register and qualify (or exempt from such registration or qualification) the securities covered by such registration statement under such other securities or “blue sky” Laws of such jurisdictions within the United States as shall be reasonably requested in writing by the Holder or a managing underwriter, if any; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdictions where it would not otherwise be required to do so; or (ii) take any action that would subject it to general service of process in any such jurisdictions where it would not otherwise be subject, in each case but for this subsection;

(f)          use reasonable best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock is then listed;

(g)          in the case of an underwritten offering of Registrable Securities, as promptly as is reasonably practicable and subject to applicable Laws, incorporate in a supplement to the prospectus or a post-effective amendment to the registration statement such information as is reasonably requested by the managing underwriter(s) or the Holder to be included therein, the purchase price for the securities to be paid by the underwriters and any other applicable terms of such underwritten offering (and the Holder shall promptly supply any such information within its possession), and as promptly as is reasonably practicable make all required filings of such supplement or post-effective amendment;

(h)          in the case of an underwritten offering of Registrable Securities, enter into such customary agreements (including underwriting agreements in customary form, including customary indemnification arrangements) and take such other customary actions as the managing underwriter(s) of such offering reasonably requests to the extent necessary to facilitate the disposition of such Registrable Securities; provided that with respect to any request for so-called lock-up agreements, the Company shall only be obligated to provide such lock-up agreements as are customary for the intended method of distribution for the offering, the offering size and the market capitalization of the issuer and to the extent necessary or advisable to facilitate the disposition of such Registrable Securities;

(i)           in the case of an underwritten offering of Registrable Securities, make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by the Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves reasonably available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Company pursuant to this Section 2.1 shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required by Law or by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has actual knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person;

(j)           in the case of an underwritten offering of Registrable Securities, use reasonable best efforts to (i) furnish to each underwriter, if any, participating in an offering of Registrable Securities (A) all legal opinions of outside counsel to the Company required to be included in the registration statement and (B) a written legal opinion of outside counsel to the Company, dated the closing date of the offering, in form and substance as is customarily given in opinions of outside counsel to the Company to underwriters in underwritten registered offerings; and (ii) obtain (A) all consents of independent public accountants required to be included in the registration statement and (B) on the date of the execution of the applicable underwriting agreement and at the closing of the offering, dated the respective dates of delivery thereof, a “comfort letter” signed by the Company’s independent public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten registered offerings;

(k)          in the case of an underwritten offering of Registrable Securities, to the extent reasonably requested by the managing underwriter(s), assist in the marketing of the Registrable Securities to be sold in such underwritten offering and otherwise facilitate and cooperate with the Holder and the managing underwriter(s) in furtherance of their selling efforts related thereto; provided, that with respect to the Company’s and its senior management’s participation in any “road show” or similar presentations and meetings, including any “one-on-one” meetings with prospective purchasers of the Registrable Securities to be sold in such underwritten offering, the Company shall only be obligated to provide the foregoing to the extent customary for the intended method of distribution for the offering, the offering size and the market capitalization of the issuer and to the extent necessary or advisable to facilitate the disposition of such Registrable Securities;

(l)           promptly notify the Holder and the managing underwriter(s) of any underwritten offering (i) each time when a registration statement, pre-effective amendment thereto, prospectus or prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any oral or written comments by the SEC or any request by the SEC or other Governmental Authority for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information regarding the offering, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

(m)         in the event of the issuance of any stop order suspending the effectiveness of a registration statement, any order suspending or preventing the use of any related prospectus or any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, use its reasonable best efforts to promptly obtain the withdrawal or lifting of any such order or suspension; and

(n)          cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the Holder may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to the applicable registration statement; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System.

The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.1(d), Section 2.1(l)(ii), Section 2.1(l)(iii) or Section 2.1(l)(iv), the Holder shall discontinue offers and sales of any Registrable Securities pursuant to such registration statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to the other applicable provisions of this Agreement, be prepared and furnished as soon as reasonably practicable, or until the Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and have received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company in writing, the Holder shall to return to the Company all copies then in its possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as is reasonably practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will notify the Holder thereof. In the event the Company invokes an Interruption Period hereunder and in the sole discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall provide written notice, as soon as is reasonably practicable, to the Holder that such Interruption Period is no longer applicable.

Section 2.2         Suspension. The Company shall have the right, on two (2) occasions in any twelve (12)-month period, for a period of time not to exceed ninety (90) days in the aggregate for all two (2) such occasions in any such twelve (12)-month period, to (x) delay the filing (but not the preparation of) or initial effectiveness of any registration statement covering any Registrable Securities, (y) suspend the use of any prospectus and registration statement covering any Registrable Securities, and (z) require the Holder to suspend any offerings or sales of Registrable Securities pursuant to a registration statement, if the Company delivers to the Holder a certificate signed by the Chief Executive Officer or other senior executive officer of the Company certifying that such registration and offering would require the Company to make an Adverse Disclosure (each activity in clause (x), (y) and (z), a “Suspension”); provided that, in the event of a Suspension, such Suspension shall terminate at such earlier time as the Company would no longer be required to make any Adverse Disclosure. The Holder shall keep the information contained in such certificate confidential and not disclose such information to any other Person except (A) to its representatives, advisors, employees or agents who reasonably need to know such information for purposes of advising the Holder with respect to its rights under this Agreement, (B) if and to the extent such matters are publicly disclosed by the Company or any of its subsidiaries or any other Person that, to the knowledge of the Holder, was not subject to an obligation or duty of confidentiality to the Company and its subsidiaries, or (C) as otherwise required by applicable Law. The Company shall promptly (i) notify the Holder of the expiration of any period under which it exercised its rights under this Section 2.2, (ii) amend or supplement any prospectus, if necessary, so it does not contain an untrue statement or omission and (iii) furnish to the Holder such number of copies of the prospectus as so amended and supplemented as the Holder may reasonably request. The Company agrees, if necessary, to supplement and make amendments to any registration if required by the registration form used by the Company for the applicable registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder, or as may reasonably be requested by the Holder.

Section 2.3         Expenses of Registration. All Registration Expenses incurred in connection with any registration shall be borne by the Company; provided, that the Holder shall pay all applicable underwriting discounts and commissions, brokers’ commissions and stock transfer taxes, if any, on the Registrable Securities sold by such Holder.

Section 2.4         Information by Holder. In connection with any registration hereunder, the Holder shall furnish to the Company such information regarding the Holder, its Affiliates, the Registrable Securities held by the Holder and the distribution proposed by the Holder as the Company may reasonably request and as shall be required by applicable Law in order to effect any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I of this Agreement are expressly conditioned on the timely provision of the foregoing information by the Holder and, without limitation of the foregoing, will be expressly conditioned on compliance by the Holder with the following:

(a)          the Holder will, and will cause its Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement and prospectus and, for so long as the Company is obligated to keep such registration statement effective, the Holder will, and will cause its Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding the Holder and its Affiliates and such other information as the Company may reasonably request and as shall be required by applicable Law to enable the Company to prepare or amend such registration statement, any related prospectus and any other documents related to such offering covering the applicable Registrable Securities owned by the Holder and to maintain the currency and effectiveness thereof;

(b)         during such time as the Holder and its Affiliates may be engaged in a distribution of the Registrable Securities, the Holder will, and will cause its Affiliates to, comply with all Laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such Laws, will, and will cause its Affiliates to, among other things (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such Laws; (ii) distribute the Registrable Securities acquired by them solely in the manner described in the applicable registration statement and (iii) if required by applicable Law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by the Holder or its Affiliates, such copies of the applicable prospectus (as amended and supplemented prior to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree; and

(c)          the Holder shall, and shall cause its Affiliates to, (i) permit the Company and its representatives to examine such documents and records and will supply in a timely manner any information as they may be reasonably requested to provide in connection with the offering or other distribution of Registrable Securities by the Holder and (ii) execute, deliver and perform under any agreements and instruments reasonably requested by the Company or its representatives to effectuate such registered offering, including opinions of counsel and questionnaires.

Section 2.5         Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holder, the Company agrees that, for so long as the Holder owns Registrable Securities, the Company will:

(a)          make and keep public information available, as those terms are understood and defined in Rule 144, for twelve (12) months after the issuance of any Registrable Securities to the Holder pursuant to the Contribution Agreement;

(b)          furnish to the Holder upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act; and

(c)          take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, or (ii) any similar rule or regulation hereafter adopted by the SEC.

ARTICLE III

INDEMNIFICATION RELATED TO REGISTRATION RIGHTS

Section 3.1         Indemnification by Company. The Company shall, to the fullest extent permitted by Law, indemnify and hold harmless the Holder, its Affiliates, any “controlling person” (within the meaning of the Securities Act or the Exchange Act) of the Holder or any of its Affiliates, and each of their directors, officers, members, managers, shareholders, agents and employees (collectively, the “Holder Indemnified Parties”), from and against any and all expenses (including reasonable attorneys’ fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), claims, losses, damages, costs, judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions or proceedings in respect thereof, whether or not such Holder Indemnified Party is a party thereto) (collectively, “Losses”) arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement, prospectus (or prospectus supplement), preliminary prospectus (or prospectus supplement), offering circular, “free writing prospectus” (as such term is defined in Rule 405 under the Securities Act), or any amendment or supplement thereto, or any roadshow or investor presentation produced by or on behalf of the Company related to the offer and sale of Registrable Securities, (ii) any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (iii) any violation (or alleged violation) by the Company of any Laws applicable to the Company in connection with the registration of securities pursuant to this Agreement, or (iv) any failure to register or qualify a registration statement pursuant to this Agreement in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Holder (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such registration statement); provided, that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company, nor shall the Company be liable to any Holder Indemnified Party in any such case to the extent any such Loss or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus made therein in reliance upon, and in conformity with, written information regarding the Holder furnished to the Company by the Holder expressly for use therein. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Holder Indemnified Party and shall survive the transfer of such securities by such Holder.

Section 3.2         Indemnification by the Holder. In connection with any registration in which the Holder of Registrable Securities is participating, the Holder shall, to the fullest extent permitted by Law, with respect to any Registrable Securities of the Holder covered by a registration statement or prospectus (including a prospectus supplement), indemnify the Company, any “controlling person” (within the meaning of the Securities Act or the Exchange Act) of the Company or any of its subsidiaries, and each of their directors, officers, members, managers, shareholders, agents and employees (collectively, the “Company Indemnified Parties”), against all Losses (or actions or proceedings in respect thereof, whether or not such Company Indemnified Party is a party thereto) arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement, prospectus, preliminary prospectus, offering circular, “free writing prospectus” or other document, or any amendment or supplement thereto, or (ii) any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each of clause (i) and (ii), solely to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, “free writing prospectus” or other document in reliance upon and in conformity with written information regarding the Holder prepared and furnished to the Company by the Holder expressly for use therein; provided, however, that in no event shall any indemnity under this Section 3.2 payable by the Holder exceed an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by the Holder in respect of the Registrable Securities sold pursuant to the registration statement. The indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Holder. This indemnity shall be in addition to any liability the Holder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Company Indemnified Party.

Section 3.3         Notification. If any Person shall be entitled to indemnification under this Section 3.3 (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as is reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party has agreed in writing to pay such fees, costs and expenses, (b) the Indemnifying Party shall have failed within a reasonable period of time after receipt of notice of such claim or action to assume such defense, or (c) in the reasonable judgment of any such Indemnified Party, based upon advice of its counsel, a conflict of interest exists or may potentially exist between such Indemnified Party and the Indemnifying Party with respect to such claims. The failure or delay of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Section 3.3 only to the extent that the failure or delay to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnification set forth in this Section 3.3 shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim.

Section 3.4         Contribution. If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to, or unenforceable by, or is for any reason insufficient to hold harmless as contemplated by this Article III, an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Article III, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 3.4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3.4. Notwithstanding the foregoing, the amount that the Holder will be obligated to contribute pursuant to this Section 3.4 will be limited to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) received by the Holder in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE IV

TERMINATION OF REGISTRATION RIGHTS

Section 4.1         Termination of Registration Rights. The rights of the Holder to cause the Company to register securities under Article I shall terminate on the date upon which the Holder no longer holds any Registrable Securities.

ARTICLE V

LOCK-UP; STANDSTILL PROVISIONS; OWNERSHIP LIMITATION MATTERS

Section 5.1         Lock-Up.

(a)          Subject to Section 5.1(b), the Holder agrees that it shall not Transfer any Lock-Up Shares until the end of the Lock-Up Period.

(b)          Notwithstanding any other provision of this Agreement, the Holder may Transfer the Lock-Up Shares during the Lock-Up Period (i) to any Permitted Transferee; (ii) in connection with a third-party tender or exchange offer to acquire any securities of the Company or in any other business combination, acquisition, merger, joint venture, recapitalization, restructuring or similar transaction involving the Company, in each case, approved by the Company’s Board of Directors (the “Board”); (iii) in the event of any Adverse Regulatory Event, but only such portion of the Lock-Up Shares as is necessary so that an Adverse Regulatory Event no longer exists; provided, further, no Transfer by the Holder pursuant to this clause (iii) shall be permitted if and to the extent that the Holder could otherwise exchange any shares of Common Stock held by it for shares of Preferred Stock in accordance with the terms of this Agreement so that the Adverse Regulatory Event no longer exists; (iv) in the event that the Holder or its Affiliate party thereto terminates the A&R On-Shore Master Distribution and Services Agreement pursuant to Section 18.2(b) thereof, and terminates the A&R Off-Shore Master Distribution and Services Agreement pursuant to Section 19.2(a) thereof; (v) in accordance with Section 5.3, or (vi) to effectuate a Qualifying Sale; provided, however, that in the case of clause (i), such Permitted Transferee must enter into a written agreement with the Company and the Holder agreeing (x) to be bound by this Agreement and (y) that at any time such transferee ceases to qualify as a Permitted Transferee, to promptly transfer any such Lock-Up Shares back to the Holder or other Person that qualifies as a Permitted Transferee.

(c)          If any Transfer of Lock-Up Shares is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and the Company may refuse to recognize any such purported transferee of the Lock-Up Shares as a holder of Common Stock or Preferred Stock for any purpose. In order to enforce this Section 5.1, the Company may impose stop-transfer instructions with respect to the Lock-Up Shares until the end of the Lock-Up Period.

Section 5.2         Standstill.

(a)          Subject to Section 5.2(b), until the three (3)-year anniversary of the Closing Date (the “Standstill Period”), the Holder shall not, and shall cause each of its Affiliates not to, directly or indirectly, alone or in concert with others, without the prior written approval of the Board:

(i)	except with respect to exercising its rights in accordance with Article VI (subject to the limitations set forth therein) or with respect to the Holder’s acquisition of the Acquired Shares pursuant to Article II of the Contribution Agreement, acquire, cause to be acquired, or offer, seek or agree to acquire, whether by purchase, tender or exchange offer, knowingly through the acquisition of control of another Person (as defined below), through swap or hedging transactions, purchase of options or otherwise (the taking of any such action, an “Acquisition”), Beneficial Ownership of any Equity Securities;

(ii)	propose or initiate any tender or exchange offer involving any Equity Securities of the Company or any other business combination, acquisition, merger, joint venture, recapitalization, restructuring or similar transaction involving the Company, in each case, other than a transaction approved by the Board in writing;

(iii)	other than solely to solicit proxies to effectuate the election of the Holder Designees pursuant to Section 8.1, solicit any proxy, consent or other authority to vote of stockholders or conduct any other referendum (binding or non-binding) (including any “withhold,” “vote no” or similar campaign) with respect to, or from the holders of, Voting Securities of the Company, or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in, or knowingly assist, knowingly advise, knowingly encourage or knowingly influence any Person (other than the Company) in, any “solicitation” of any proxy, consent or other authority to vote any Voting Securities of the Company (other than such assistance, advice, encouragement or influence that is consistent with the Board’s recommendation in connection with such matter);

(iv)	form, join, or in any way knowingly participate in any partnership, limited partnership, syndicate or group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities of the Company or otherwise act in concert with any Person in respect of any Voting Securities of the Company other than its Affiliates;

(v)	otherwise act, alone or in concert with others, to seek to control the management, Board or policies of the Company or, other than in accordance with Article VIII, to seek the removal of any member of the Board or to obtain representation on the Board;

(vi)	(A) grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card) for at any annual or special meeting of the stockholders of the Company, or any action by written consent of the Company’s stockholders in lieu thereof, and any adjournment, postponement, rescheduling or continuation thereof (each, a “Stockholder Meeting”) or (B) deposit or agree or propose to deposit any Voting Securities of the Company in any voting trust or similar arrangement, or subject any Voting Securities of the Company to any agreement or arrangement with respect to the voting of such securities (including a voting agreement or pooling arrangement), other than (I) any such voting trust or arrangement solely for the purpose of delivering to the Company or its designee a proxy, consent or other authority to vote in connection with a solicitation made by or on behalf of the Company or (II) customary brokerage accounts, margin accounts and prime brokerage accounts so long as the Holder retains the sole right to vote any such securities at any Stockholder Meeting;

(vii)	publicly make or publicly advance any request or proposal to amend, modify or waive any provision of this Section 5.2; provided, that the Holder may make confidential requests to the Board to amend, modify or waive any provision of this Section 5.2, it being understood the Board may accept or reject any such request or proposal;

(viii)	make any public statement, or take any action which would reasonably be expected to require that the Company make a public announcement, regarding any of the foregoing; or

(ix)	enter into any discussion, negotiation, agreement, arrangement or understanding concerning any of the foregoing (other than this Agreement) or knowingly encourage, knowingly assist, solicit, seek, or seek to cause any Person to undertake any action inconsistent with this Section 5.2.

(b)          Notwithstanding the foregoing in Section 5.2(a) or any other provision of this Agreement, the Holder and its Affiliates shall not be prohibited from making a confidential offer or proposal directly to the Board, and no restrictions set forth in Section 5.2(a) or any other provision in this Agreement shall in any way be deemed to (i) restrict or prohibit any actions taken or to be taken by any Holder Designee in its capacity as a member of the Board, (ii) restrict or prohibit the Holder from exercising its rights pursuant to any voting agreements entered into with Crestview or the Employee Shareholder Committee in connection with the transactions contemplated hereby in accordance with the terms thereof, (iii) restrict or prohibit the Holder from exercising any of its rights under this Agreement, including under Section 6.4 and Section 7.2, and its consent rights set forth in Article IX, or (iv) restrict or prohibit the Holder from exercising its rights as a Holder in accordance with the terms of the Preferred Stock.

(c)          In addition to the restrictions set forth in Section 5.1 and Section 5.2(a), until the seven (7)-year anniversary of the Closing Date, neither Holder nor any of its Affiliates shall be permitted to enter into or consummate any privately negotiated Transfer of Equity Securities, which would result in any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) having Beneficial Ownership of fifteen percent (15%) or more of the outstanding capital stock of the Company after giving effect to such Transfer, other than any Transfer to any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) having Beneficial Ownership of fifty percent (50%) or more the outstanding capital stock of the Company before giving effect to such Transfer. For the avoidance of doubt, this Section 5.2(c) shall not restrict any Transfer of Equity Securities pursuant to (i) any registered underwritten offering, any registered or Rule 144 sale to the public through a broker or underwriter where the Holder does not direct the broker or underwriter with respect to any ultimate purchasers, or (ii) any tender offer, exchange offer, merger, business combination or other similar transaction, in each case, in accordance with, and to the extent permitted by, Section 5.1, to the extent applicable; provided, further, that in the case of a third-party tender or exchange offer, such third-party tender or exchange offer shall be with respect to at least a majority of the outstanding shares of Common Stock.

(d)          For all purposes of this Agreement, the Holder shall not be deemed to be a part of a group (within the meaning of Section 13(d)(3) of the Exchange Act) with Crestview and the Employee Shareholder Committee, as applicable, solely as a result of the transactions contemplated by voting agreements entered into with such parties pursuant to the terms of the Contribution Agreement.

Section 5.3         Ownership Limitation Matters.

(a)          Prior to the occurrence (if any) of a BHCA Fall-Away Condition, the Holder shall be required to comply with the requirements set forth in Section 5.3(a)(i)-(x). For the avoidance of doubt, (x) in the event that a BHCA Fall-Away Condition occurs prior to the expiration of the Standstill Period, the restrictions set forth in Section 5.3(a)(i)-(vi) shall continue to apply and the restrictions set forth in Section 5.3(a)(vii)-(x) shall cease to apply, and (y) upon the occurrence of a BHCA Fall-Away Condition following the expiration of the Standstill Period, all of the restrictions set forth in Section 5.3(a)(i)-(x) shall cease to apply (subject to the terms of Section 5.2 and Section 5.3(b)).

(i)	In addition to the restrictions set forth in Section 5.2 above, the Holder agrees that it shall not, and shall cause its BHCA Affiliates not to, at any time, directly or indirectly (A) acquire Control of any Voting Securities of the Company or any security, option, warrant, or other financial instrument that is convertible into, exercisable for, exchangeable for, or otherwise may become a Voting Security of the Company if, after giving effect to such acquisition, the Holder and its BHCA Affiliates would Control a Voting Percentage with respect to the Company that is greater than the then-applicable Voting Ownership Threshold or (B) acquire Control of any Equity Securities of the Company if, after giving effect to such acquisition, the Holder and its BHCA Affiliates would Control a percentage of the Total Equity of the Company that is greater than the Economic Ownership Limitation. If at any time or from time to time the Company or the Holder becomes aware of any event that has caused, or which could reasonably be expected to cause: (x) the Holder and its BHCA Affiliates to Control, directly or indirectly, a Voting Percentage with respect to the Company that is greater than the then-applicable Voting Ownership Threshold, or (y) the percentage of the Total Equity of the Company that is Controlled by the Holder and its BHCA Affiliates, directly or indirectly, to exceed the Economic Ownership Limitation, as applicable, such party shall promptly notify in writing the other party of such event (provided that, in the case of the Company, the Company shall use reasonable best efforts to not disclose any material non-public information that would prohibit the Holder from selling, divesting or disposing of such number of shares of capital stock of the Company in accordance with Section 5.3(a)(iii), in each case under applicable securities Laws). In the event the Board authorizes the Company to implement a share repurchase program, it shall reasonably promptly thereafter issue a press release or otherwise publicly announce that the Board has authorized and approved a share repurchase program, indicating in such announcement, substantially the same type of information that the Company would typically include, consistent with past practice.

(ii)	The Holder shall provide the Company with (A) information regarding its ownership or Control of Equity Securities of the Company as may be reasonably requested by the Company from time to time, and (B) prompt written notice of any transfer, sale or purchase of any Equity Securities; provided, that if a BHCA Fall-Away Condition occurs during the Standstill Period, the requirements set forth in this Section 5.3(a)(ii) shall not apply from and after the occurrence of such BHCA Fall-Away Condition.

(iii)	If, at any time, the Company notifies the Holder that an event has occurred or is reasonably likely to occur that will result in the Holder and its BHCA Affiliates Controlling a Voting Percentage with respect to the Company that is greater than the then-applicable Voting Ownership Threshold (an “Exchange Event”), then, upon the occurrence of and simultaneously with such Exchange Event, the shares of Common Stock in excess of the then-applicable Voting Ownership Threshold shall be immediately and automatically deemed exchanged for shares of Preferred Stock and, in such a case, the Holder shall promptly exchange such shares of Common Stock for shares of Preferred Stock in accordance with Section 7.2, and the Company shall issue such shares of Preferred Stock in accordance with Section 7.2, such that, after giving effect to such exchange, the Holder and its BHCA Affiliates will Control a Voting Percentage with respect to the Company that is equal to the then-applicable Voting Ownership Threshold.

(iv)	If, at any time, the Holder or any of its BHCA Affiliates becomes aware of an Exchange Event, then, upon the occurrence of and simultaneously with such Exchange Event, the shares of Common Stock in excess of the then-applicable Voting Ownership Threshold shall be immediately and automatically deemed exchanged for shares of Preferred Stock and, in such case, the Holder shall promptly exchange such shares of Common Stock for shares of Preferred Stock in accordance with Section 7.2, and the Company shall issue such shares of Preferred Stock in accordance with Section 7.2, such that, after giving effect to such exchange, the Holder and its BHCA Affiliates will Control a Voting Percentage with respect to the Company that is equal to the then-applicable Voting Ownership Threshold.

(v)	Notwithstanding any other provision of this Agreement, if, at any time, (A) the Company or the Holder notifies the other party that an event is reasonably likely to occur that will result in the Holder and its BHCA Affiliates Controlling a percentage of the Total Equity of the Company that is greater than the Economic Ownership Limitation or (B) under any other circumstance, the percentage of the Total Equity of the Company that is Controlled by the Holder and its BHCA Affiliates, directly or indirectly, is reasonably likely to exceed or exceeds the Economic Ownership Limitation, the Holder and its BHCA Affiliates shall, as soon as reasonably practicable after the date on which such percentage equals or exceeds the Economic Ownership Limitation, sell, divest, or dispose of such number of shares of capital stock of the Company that, after giving effect to such sale, divestiture or disposal, the percentage of the Total Equity of the Company that is Controlled by the Holder and its BHCA Affiliates will be equal to the Economic Ownership Limitation (and any such sale, divestiture, or disposal shall be treated as a “Qualifying Sale” hereunder).

(vi)	As of the date hereof neither the Holder nor any of its BHCA Affiliates has sought any non-control determination or other similar approval, authorization, confirmation or determination from the Federal Reserve Board to the effect that an increase of the Voting Ownership Threshold above four and nine tenths percent (4.9%) of any class of Voting Securities of the Company would not constitute Control or trigger any presumption of “control” for purposes of the BHC Act (a “Non-Control Determination”). The Holder agrees that, during the Standstill Period, it shall not, and shall cause its BHCA Affiliates not to, seek a Non-Control Determination from the Federal Reserve Board to increase the Voting Ownership Threshold above four and nine tenths percent (4.9%); provided, that following the expiration of the Standstill Period, the Holder and its BHCA Affiliates may seek a Non-Control Determination from the Federal Reserve Board to increase the Voting Ownership Threshold solely in accordance with Sections 5.3(a)(vii)-(ix) below.

(vii)	During the First Post-Standstill Period, the Holder and its BHCA Affiliates may seek a Non-Control Determination from the Federal Reserve Board to increase the Voting Ownership Threshold above four and nine tenths percent (4.9%) to no more than ten and one tenths percent (10.1%). If such Non-Control Determination is granted and reasonably satisfactory evidence thereof is provided to the Company, the Voting Ownership Threshold shall be automatically adjusted to ten and one tenths percent (10.1%) or such lower percentage as is expressly authorized by the Federal Reserve in such Non-Control Determination.

(viii)	During the Second Post-Standstill Period, the Holder and its BHCA Affiliates may seek a Non-Control Determination from the Federal Reserve Board to increase the Voting Ownership Threshold to no more than fourteen and nine tenths percent (14.9%). If such Non-Control Determination is granted and reasonably satisfactory evidence thereof is provided to the Company, the Voting Ownership Threshold shall be automatically adjusted to fourteen and nine tenths percent (14.9%) or such lower percentage as is expressly authorized by the Federal Reserve in such Non-Control Determination.

(ix)	During the Third Post-Standstill Period, the Holder and its BHCA Affiliates may seek a Non-Control Determination from the Federal Reserve Board to increase the Voting Ownership Threshold to no more than (x) if the 24.9% Condition is not then satisfied, nineteen and nine tenths percent (19.9%) or (y) if the 24.9% Condition is then satisfied, twenty four and nine tenths percent (24.9%). If such Non-Control Determination is granted and reasonably satisfactory evidence thereof is provided to the Company, the Voting Ownership Threshold shall be automatically adjusted to (A) if a Non-Control Determination is obtained pursuant to clause (x) of the preceding sentence, nineteen and nine-tenths percent (19.9%) or (B) if a Non-Control Determination is obtained pursuant to clause (y) of the preceding sentence, twenty four and nine tenths percent (24.9%), in each case or such lower percentage as is expressly authorized by the Federal Reserve in such Non-Control Determination.

(x)	If, at any time following the grant of any Non-Control Determination pursuant to the foregoing Sections 5.3(a)(vii)-(ix), either (A) the Federal Reserve Board revokes or withdraws such Non-Control Determination or the Non-Control Determination for any reason becomes invalid, (B) the Holder or any of its BHCA Affiliates cease to meet any condition or other requirement of such Non-Control Determination, or any of the facts based on which the Non-Control Determination was granted have changed or (C) any change in law or regulation (or interpretation thereof) occurs that would result in the Voting Percentage with respect to the Company that is Controlled by the Holder and its BHCA Affiliates being deemed to constitute Control or trigger any presumption of “control” for BHC Act purposes (each, a “Dropdown Event”), the Voting Ownership Threshold shall be immediately and automatically decreased to the applicable Dropdown Percentage. Upon the occurrence of a Dropdown Event, any Voting Securities of the Company in excess of the Dropdown Percentage that are Controlled by the Holder or any of its BHCA Affiliates shall be immediately and automatically deemed exchanged for shares of Preferred Stock and, in such a case, the Holder shall promptly exchange such shares of Common Stock for shares of Preferred Stock in accordance with Section 7.2, and the Company shall issue such shares of Preferred Stock in accordance with Section 7.2, such that, after giving effect to such exchange, the Holder and its BHCA Affiliates will Control a Voting Percentage with respect to the Company that is equal to the Dropdown Percentage. The Holder shall promptly notify the Company if the Holder or any of its BHCA Affiliates becomes aware of the occurrence of any Dropdown Event, it being acknowledged and agreed that the failure or delay in giving such notice shall not have any impact on the foregoing provisions of this Section 5.3(a)(x).

(b)          Notwithstanding the occurrence (if any) of a BHCA Fall-Away Condition (which, for the avoidance of doubt and subject to Section 5.3(a), may only occur following the expiration of the Standstill Period) in addition to the restrictions set forth in Section 5.2 above, the Holder shall not and shall cause its Affiliates not to:

(i)	acquire Beneficial Ownership of Voting Securities during the First Post-Standstill Period if, after giving effect to such acquisition, the Holder and its Affiliates collectively would own in excess of ten and one tenths percent (10.1%) of the Company’s Voting Securities;

(ii)	acquire Beneficial Ownership of Voting Securities during the Second Post-Standstill Period if, after giving effect to such acquisition, the Holder and its Affiliates collectively would own in excess of fourteen and nine tenths percent (14.9%) of the Company’s Voting Securities; and

(iii)	acquire Beneficial Ownership of Voting Securities during the Third Post-Standstill Period if, after giving effect to such acquisition, the Holder and its Affiliates collectively would own in excess of (x) if the 24.9% Condition is not then satisfied, nineteen and nine tenths percent (19.9%) of the Company’s Voting Securities or (y) if the 24.9% Condition is then satisfied, twenty four and nine tenths percent (24.9%) of the Company’s Voting Securities.

(c)          After the expiration of the Standstill Period, notwithstanding anything in this Agreement to the contrary, nothing shall prohibit (i) the Holder or any of its Affiliates from making an offer to the Company to acquire a majority (or more than a majority) of the total of the outstanding shares of capital stock of the Company (which shall include a majority of the voting shares of capital stock of the Company) (whether by merger, consolidation, stock purchase or otherwise), (ii) proposing or initiating any tender or exchange offer involving any Equity Securities of the Company or any other business combination, acquisition, merger, joint venture, recapitalization, restructuring or similar transaction involving the Company that would result in Holder and its Affiliates owning a majority (or more than a majority) of the total of the outstanding shares of capital stock of the Company (which shall include a majority of the voting shares of capital stock of the Company) or (iii) the execution or consummation of any transaction contemplated in clause (i) or clause (ii), it being understood that in connection with any such consummation, the provisions of this Section 5.3 shall terminate and be of no further force or effect immediately prior to such consummation.

Section 5.4         Client Funds. The Company acknowledges that the Holder and its BHCA Affiliates manage securities on behalf of third-parties and agrees that none of the restrictions set forth in this Article V (or otherwise in this Agreement) shall apply in respect of securities held or acquired by the Holder or its BHCA Affiliates in a fiduciary capacity, directly or indirectly, through new or existing funds, accounts or other vehicles or otherwise, which securities are managed by the Holder or any of its BHCA Affiliates on behalf of third parties that are not BHCA Affiliates of Holder.

ARTICLE VI

PARTICIPATION RIGHTS

Section 6.1         Certain Issuances. From the Closing until such time as the Holder and its Permitted Transferees first cease to own at least forty percent (40%) of the Acquired Shares received by the Holder pursuant to Article II of the Contribution Agreement (without giving effect to any Net Qualifying Sales that have been completed), if the Company makes any public or non-public offering of any Equity Securities for cash (any such security, other than Exempted Securities, a “New Security”), the Holder shall be afforded the opportunity to acquire from the Company the Holder’s Pro-Rata Portion of such New Securities for the same price as that offered to the other purchasers of such Equity Securities (except, in the case of any Equity Securities otherwise subject to a public offering, the purchase price shall be the gross price of such Equity Securities and shall not be net of any underwriters’ discount, commission or similar fee); provided that, if the acquisition of such New Securities by the Holder would result in the Holder and its BHCA Affiliates Controlling a Voting Percentage with respect to the Company that is greater than the then-applicable Voting Ownership Threshold, then the Company shall, in lieu thereof, issue shares of Preferred Stock in an amount equal to the Voting Securities of the Company represented by the New Securities to be acquired by the Holder in excess of the then-applicable Voting Ownership Threshold. The amount of New Securities (or shares of Preferred Stock in lieu thereof in accordance with the preceding sentence) that the Holder shall be entitled to purchase in the aggregate shall be determined by multiplying (1) the total number of such offered shares of New Securities by (2) the Holder’s Pro-Rata Portion as of the date of the Participation Rights Notice.

Section 6.2         Participation Rights Notice. If the Company proposes to offer New Securities that are subject to the participation rights of the Holder pursuant to this Article VI, it shall give the Holder written notice (the “Participation Rights Notice”) of its intention, describing the anticipated price (or range of anticipated prices), anticipated amount of New Securities and other anticipated material terms and timing upon which the Company proposes to offer the same at least ten (10) calendar days prior to such issuance (or, in the case of a registered public offering, at least ten (10) calendar days prior to the commencement of such registered public offering) (provided that, to the extent the terms of such offering cannot reasonably be provided ten (10) calendar days prior to such issuance, notice of such terms may be given as promptly as reasonably practicable but in any event prior to such issuance). The Company may provide such notice to the Holder on a confidential basis prior to public disclosure of such offering. The Holder may notify the Company in writing at any time on or prior to the earlier of (i) five (5) calendar days following the delivery of the Participation Rights Notice, and (ii) the second (2nd) Business Day immediately preceding the date of such issuance (or, if notice of all such terms has not been given earlier than the second (2nd) Business Day immediately preceding the date of such issuance, at any time prior to such issuance) whether the Holder will exercise such participation rights and as to the amount of New Securities the Holder will purchase, up to the maximum amount calculated pursuant to Section 6.1. Such notice to the Company shall constitute a binding commitment by the Holder to purchase the amount of New Securities (or shares of Preferred Stock in lieu thereof in accordance with the last proviso in Section 6.1) so specified at the price and other terms set forth in the Participation Rights Notice. Subject to the Company’s timely delivery of the Participation Rights Notice, the failure of the Holder to respond by the time a response is required pursuant to this Section 6.2 shall be deemed to be a waiver of the Holder’s participation rights under this Article VI only with respect to the offering described in the applicable Participation Rights Notice.

Section 6.3         Participation Rights Closing. The Holder shall purchase the New Securities (or shares of Preferred Stock in lieu thereof in accordance with the last proviso in Section 6.1) that it has elected to purchase under this Article VI concurrently with the related issuance of such New Securities by the Company (subject to the receipt of any required approvals from any governmental entity to consummate such purchase by the Holder). If the proposed issuance by the Company of securities which gave rise to the exercise by the Holder of its participation rights pursuant to this Article VI is terminated or abandoned by the Company without the issuance of any securities, then the participation rights of the Holder pursuant to this Article VI shall also terminate as to such proposed issuance by the Company (but not any subsequent or future issuance), and any funds in respect thereof paid to the Company by the Holder in respect thereof shall be refunded in full.

Section 6.4         Certain Exempt Issuances. In the event that the Holder is not entitled to acquire Equity Securities pursuant to this Article VI because such issuance is with respect to Exempted Securities contemplated in clauses (i), (ii), (v) and (vi) of the definition thereof, within thirty (30) Business Days following its receipt of written notice delivered by the Company of such issuance, the Holder shall, upon written notice to the Company confirming its intention to exercise its rights pursuant to this Section 6.4, be entitled to acquire such number of shares of Common Stock in open market purchases in an aggregate amount equal to its Pro-Rata Portion of such issuance of Exempted Securities as if such issuance was of New Securities pursuant to which the Holder would have been entitled to exercise its participation rights pursuant to this Article VI; provided, that, if the Holder’s exercise of its rights pursuant to this Section 6.4 would result in the Holder and its BHCA Affiliates Controlling a Voting Percentage with respect to the Company that is greater than the then-applicable Voting Ownership Threshold, the Company shall, upon receipt of a written notice from the Holder confirming its intention to exercise its rights pursuant to this Section 6.4, prior to or simultaneously with such open market purchase, exchange such shares of Common Stock for shares of Preferred Stock in accordance with Section 7.2 such that, after giving effect to such open market purchases and the exchange, the Voting Securities of the Company Controlled by the Holder and its BHCA Affiliates will represent a Voting Percentage equal to or less than the then-applicable Voting Ownership Threshold.

ARTICLE VII

QUALIFYING SALES; EXCHANGE PROVISIONS; SALES PROCEDURES

Section 7.1         Qualifying Sales. Following the Closing and after such time as the Company has repurchased, on a cumulative basis, more than 10% of the Fully Diluted Shares as of the date hereof (as adjusted for subdivisions, stock-splits, reverse stock-splits, recapitalizations or similar events, and as adjusted to give effect to all issuances of capital stock pursuant to the Contribution Agreement, including if issued after the date hereof) (the “Share Repurchase Threshold”), then concurrently with the Company’s filing of its Form 10-Q for each fiscal quarter after such date, the Company shall deliver (i) a written notice (a “Qualifying Sale Notice”) to the Holder setting forth its calculation of the Repurchase Amount in such quarter, and (ii) a FIRPTA Certificate and corresponding notice (to the extent provided in Section 7.4), and thereafter, the Holder shall be entitled to sell during the fiscal quarter in which the Qualifying Sale Notice is delivered (whether through open market sales or through participation in an issuer tender offer, if applicable) an aggregate number of Acquired Shares equal to the (a) Repurchase Amount in such Qualifying Sale Notice, multiplied by (b) the Holder’s Pro-Rata Portion determined as of the beginning of the fiscal quarter for which such Qualifying Sale Notice was delivered (each such sale if effected by the Holder in accordance with the terms hereof, a “Qualifying Sale”). Notwithstanding anything to the contrary stated herein, the Company shall not be required to deliver a Qualifying Sale Notice for any fiscal quarter in which no repurchase of capital stock of the Company has occurred.

Section 7.2         Exchange of Common Stock for Preferred Stock

(a)          At any time and from time to time after the Closing in accordance with Section 7.2(b), (i) the Holder and its BHCA Affiliates shall be entitled to exchange any shares of Common Stock held by it for shares of Preferred Stock on a one-to-one basis and (ii) the Holder shall be required to exchange any shares of Common Stock held by its for shares of Preferred Stock on a one-to-one basis when required pursuant to Section 5.3(a)(iii), Section 5.3(a)(iv), Section 5.3(a)(x) or Section 6.4, as applicable.

(b)          In order for the Holder to exchange shares of Common Stock held by it for shares of Preferred Stock pursuant to Section 7.2(a), the Holder shall deliver an irrevocable notice (an “Exchange Notice”) to the Company setting forth (i) the Holder’s name and address, (ii) the number of shares of Common Stock to be exchanged (and in the case of Section 7.2(a)(ii), the number of shares of Common Stock required to be exchanged pursuant to Section 5.3(a)(iii), Section 5.3(a)(iv), Section 5.3(a)(x) or Section 6.4, as applicable) and (iii) the proposed closing date of such exchange, which must be no later than ten (10) days following the delivery of the notice; provided, however, that the parties shall use their respective reasonable best efforts to consummate an exchange pursuant to Section 5.3(a)(iii), Section 5.3(a)(iv), Section 5.3(a)(x) or Section 6.4 prior to or simultaneously with the relevant event given rise to such exchange. The Company shall, substantially concurrently with any exchange of shares of Common Stock for shares of Preferred Stock pursuant to this Article VII, cause its transfer agent to issue and deliver to the Holder the number of shares of Preferred Stock issuable upon such exchange in accordance with the provisions hereof, which delivery may be in book-entry form, and such shares of Preferred Stock shall have the powers, designations, preferences and other rights, including in respect of dividends, distributions, liquidation and other similar rights, set forth in the Certificate of Designations. In connection with any exchange contemplated pursuant to this Article VII, the Holder (or its BHCA Affiliates) shall be required to execute and deliver such documentation as may be reasonably requested by the Company, including an exchange agreement containing customary representations in respect solely of the Holder’s (or its BHCA Affiliates’) authority and title and ownership of the applicable shares to be exchanged, and duly executed instruments of transfer. In the event an exchange pursuant to Section 5.3(a)(iii), Section 5.3(a)(iv), Section 5.3(a)(x) or Section 6.4, as applicable, shall be delayed for any reason, the Common Stock to be exchanged shall be deemed exchanged for Preferred Stock immediately upon occurrence of the relevant event giving rise to such exchange.

(c)          All shares of Common Stock which shall have been surrendered for exchange as herein provided in this Article VII shall no longer be deemed to be outstanding and all rights of the Holder with respect to such shares shall immediately cease and terminate at the closing of such exchange (or, in the case of any exchange pursuant to Section 5.3(a)(iii), Section 5.3(a)(iv), Section 5.3(a)(x) or Section 6.4, as applicable, immediately upon occurrence of the relevant event giving rise to such exchange).

(d)          For U.S. federal and applicable state and local income tax purposes, the parties intend to treat an exchange of shares of Common Stock for shares of Preferred Stock pursuant to this Section 7.2 as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code (or any successor provision or similar provision of state or local U.S. tax Law) to the maximum extent permitted by applicable Law, and none of the parties shall take a position inconsistent with the foregoing except to the extent required by applicable Law.

Section 7.3         Sales Procedures. To the extent the Holder purchases or sells any Equity Securities of the Company, including pursuant to Section 6.4 and Section 7.1, as applicable, and for so long as the Holder or any of its Affiliates is an “insider” of the Company, the Holder shall, and shall cause such Affiliate, to comply with Regulation M promulgated under the Exchange Act in connection with such purchase or sale. For so long as the Holder or any of its Affiliates is an “insider” of the Company, the Holder shall provide written notice to the Company of any contemplated transaction in the Equity Securities of the Company that would constitute a “distribution” under Regulation M promulgated under the Exchange Act. Following the consummation of any such transaction, the Holder shall provide written notice of the same to the Company. The Holder acknowledges that securities Laws place certain restrictions on any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

Section 7.4         FIRPTA Certificate. The Company agrees that, from time to time as provided in the following sentence, to the extent it is legally able to do so, the Company will provide a certificate in form and substance consistent with the requirements of Treasury Regulations Section 1.897-2(h), certifying that the Company is not, and was not at any time during the 5-year period ending on the date on which such certification is delivered pursuant to this Section 7.4 (other than in the case of any exchange of Common Stock for shares of Preferred Stock pursuant to Section 5.3(a)(iii), Section 5.3(a)(iv), Section 5.3(a)(x) or Section 6.4, in which case the FIRPTA Certificate shall be dated as of the date of such exchange), a U.S. real property holding corporation within the meaning of Section 897 of the Code (a “FIRPTA Certificate”), together with a copy of the required notice to the U.S. Internal Revenue Service, as required under Treasury Regulations Section 1.897-2(h)(2). The FIRPTA Certificate and notice described in the preceding sentence shall be delivered to the Holder (or its applicable Affiliate) (a) together with any Qualifying Sale Notice delivered to the Holder pursuant to Section 7.1, and (b) as soon as reasonably practicable, and in no event later than three (3) Business Days following (i) the Company’s receipt of an Exchange Notice pursuant to Section 7.2, provided, that if the closing date for the proposed exchange included in the Exchange Notice is sooner than three (3) Business Days after the delivery of such Exchange Notice, the Company shall use commercially reasonable efforts to deliver the FIRPTA Certificate and notice by such proposed closing date, or (ii) the Holder’s request in connection with any other proposed transfer, sale, exchange or other disposition of Common Stock, Preferred Stock or other Equity Securities by the Holder or its Affiliate permitted under this Agreement. The Company shall comply with applicable reporting requirements with respect to any such FIRPTA Certificate as required by applicable Law.

ARTICLE VIII

BOARD MATTERS

Section 8.1         Board Nomination Rights.

(a)

(i)	At the Closing, the Holder Designees (as defined below) have been appointed to the Board. From and after the Closing, (i) until such time as the Holder and its Permitted Transferees first cease to own at least fifty percent (50%) of the Acquired Shares received by the Holder pursuant to Article II of the Contribution Agreement (without giving effect to any Net Qualifying Sales that have been completed), the Holder shall have the right to require the Company to nominate and use its reasonable best efforts (subject to applicable Law and the exercise of the fiduciary duties of the Board) to have two (2) individuals designated by the Holder, in each case, that are reasonably acceptable to the Company (the “Holder Designees”) elected to the Board, and (ii) until such time as the Holder and its Permitted Transferees first cease to own at least thirty three percent (33%) but less than fifty percent (50%) of Acquired Shares received by the Holder pursuant to Article II of the Contribution Agreement (without giving effect to any Net Qualifying Sales that have been completed), the Holder shall have the right to require the Company to nominate and use its reasonable best efforts (subject to applicable Law and the exercise of the fiduciary duties of the Board) to have one Holder Designee elected to the Board that is reasonably acceptable to the Company. In the event the Company determines any Holder Nominee not to be reasonably acceptable, it shall promptly inform the Holder of such determination and the basis for such determination. From and after the Closing, for so long as the Holder has the right to require the Company to nominate any Holder Designee to the Board pursuant to this Section 8.1(a), the Company shall, subject to applicable Law and the exercise of the fiduciary duties of the Board, nominate and include in any proxy statement prepared, used, delivered or publicly filed by the Company to solicit the vote of its stockholders in connection with any meeting of Company stockholders the recommendation of the Board that stockholders of the Company vote in favor of the applicable Holder Designees.

(ii)	In the event of any increase or decrease in the size of the Board after the Closing, the number of Holder Designees the Holder shall be entitled to request the Company to nominate shall be proportionally increased or decreased to maintain the same level of board nomination rights contemplated pursuant to this Section 8.1; provided, that, (a) the Holder shall have the right to require the Company to nominate two (2) Holder Designees to the Board if the size of the Board is eight (8) or nine (9) members, and (b) the Holder shall have the right to require the Company to nominate one Holder Designee to the Board if the size of the Board is seven (7) or fewer members but not less than three (3); provided, further, subject to applicable Law and the last sentence hereof, the Company shall not be permitted to reduce the size of the Board below eight (8) members for so long as the Holder has the right to require the Company to nominate at least two (2) members to the Board. For purposes of the preceding sentence, a vacancy on the Board will not be considered a reduction in the size of the Board, instead a reduction occurs when the total number of seats on the Board is formally reduced by resolutions of the Board, in accordance with the Certificate of Incorporation and Bylaws of the Company. In the event that, as a result of a change in applicable Law after the date hereof, the Company is required to reduce the size of the Board below eight (8) members, the Holder and the Company shall cooperate in good faith to allow the Company to comply with such applicable Law while preserving representation by the Holder on the Board that is commensurate with Holder’s economic ownership in the Company as of such time and as reasonably required by Holder in order to preserve the Holder’s accounting treatment under the equity method with respect to its ownership in the Company.

(b)          The Company’s obligations to have any Holder Designee appointed to the Board or any committee thereof or nominate any Holder Designee for election as a director at any meeting of the Company’s stockholders, as applicable, shall in each case be subject to such Holder Designee’s satisfaction of all requirements regarding service as a director of the Company (including with respect to any applicable committee of the Board) under applicable Law, stock exchange rules regarding service as a director of the Company, and the Company’s corporate governance or other guidelines and director onboarding and membership requirements, in each case, that are generally applicable to all non-employee directors of the Company. The Holder will cause the Holder Designees to make himself or herself reasonably available for interviews and to consent to such reference and background checks or other investigations and provide such information as the Board may reasonably request to determine the applicable Holder Designee’s eligibility and qualification to serve as a director of the Board (including with respect to any applicable committee of the Board) and otherwise comply with the corporate governance or other guidelines and director onboarding and membership requirements of the Company that are generally applicable to all non-employee directors of the Company.

Section 8.2         Vacancies. If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise of a Holder Designee, there shall exist or occur any vacancy on the Board, the Holder, so long as it is entitled to require the Company to nominate a Holder Designee to the Board pursuant to Section 8.1(a), may designate another individual reasonably acceptable to the Company (a “Replacement Nominee”) to fill such vacancy and serve as a director on the Board, and the Board shall act to fill the vacancy with such Replacement Nominee (subject to applicable Law and the exercise of fiduciary duties of the Board). Thereafter, so long as the Holder is entitled to require the Company to nominate a Holder Designee to the Board pursuant to Section 8.1(a), the Company shall nominate and use its reasonable best efforts (subject to applicable Law and the exercise of the fiduciary duties of the Board) to have such Replacement Nominee elected to the Board at any subsequent election of directors and shall include in any proxy statement prepared, used, delivered or publicly filed by the Company to solicit the vote of its stockholders in connection with any meeting of Company stockholders the recommendation of the Board that stockholders of the Company vote in favor of the applicable Replacement Nominee. In the event the Company determines any Replacement Nominee not to be reasonably acceptable, it shall promptly inform the Holder of such determination and the basis for such determination.

Section 8.3         Board Committees. Unless prohibited by Law or applicable rules or regulations of any stock exchange (including as to any eligibility or qualification requirements) on which the shares of Common Stock are listed and excluding any committee formed to consider a transaction between any of the Holder or its Affiliates, on the one hand, and the Company or any of its subsidiaries, on the other hand, for as long as the Holder is entitled to require the Company to nominate a Holder Designee to the Board pursuant to Section 8.1(a), the Holder shall be entitled to designate one Holder Designee to serve on each committee of the Board (subject to applicable Law and the exercise of fiduciary duties of the Board).

Section 8.4         Personal Data. The Holder acknowledges and agrees that neither it nor any of its Affiliates or Holder Designees shall obtain or seek to obtain access to “sensitive personal data,” as defined at 31 C.F.R. § 800.241, that is collected or maintained by the Company.

ARTICLE IX

PROTECTIVE PROVISIONS

Section 9.1         Consent Rights.

(a)          For so long as the Holder and its Permitted Transferees own at least fifty percent (50%) of the Acquired Shares received by the Holder pursuant to Article II of the Contribution Agreement (without giving effect to any Net Qualifying Sales that have been completed), the Company shall not take any of the following actions without the prior written consent of the Holder:

(i)         amend or otherwise modify any provision of the Certificate of Incorporation, the Certificate of Designations, the Bylaws or this Agreement in a manner (A) that would or would reasonably be expected to be material and disproportionate to the Holder relative to the other holders of Common Stock, or (B) that modifies any of the Holder’s specific and enumerated rights thereunder or hereunder;

(ii)        enter into or materially modify any agreement with (A) Crestview Victory, L.P. or any of the funds managed by it (“Crestview”) (which, for the avoidance of doubt, shall not prohibit the Company from facilitating a distribution in kind by Crestview or any of its Affiliates of the shares of Common Stock held by such Persons to their respective limited partners), (B) the Employee Shareholders Committee with respect to the Employee Shareholders Committee’s voting of shares of Common Stock subject to the Employee Shareholders’ Agreement (it being understood such consent right shall not apply to (1) any agreement entered into with any member of the Employee Shareholders Committee in their individual or employment capacity, or (2) any amendment or modification that pertains to the rights and obligations of the shareholders comprising the Employee Shareholders Committee, and does not otherwise adversely affect the Company’s obligations thereunder), unless, in the case of either clause (A) or clause (B), such agreement or modification is approved by a majority of the Company’s disinterested directors, or (C) any stockholder holding the same or a lesser ownership percentage (determined based on the Fully Diluted Shares as of such time) as the Holder, which agreement provides such stockholder nomination rights to the Board that would result in such stockholder having a greater number of directors on the Board than the Holder; or

(iii)       enter into any agreement or commitment to do any of the foregoing.

(b)          For so long as any shares of Preferred Stock are outstanding, the Company shall not take any of the following actions without the prior written consent of the Holder:

(i)         amend or modify the Certificate of Designations;

(ii)        amend or modify any provision of the Certificate of Incorporation, the Certificate of Designations (and any other certificate of designations of capital stock of the Company) or the Bylaws in a manner that would have a significant and adverse effect on the rights, preferences or privileges of the Preferred Stock (provided that the creation, authorization or issuance of any new class or series of capital stock of the Company or the increase in the number of authorized shares of any class or series of capital stock of the Company other than the Preferred Stock shall not be deemed “significant and adverse” for purposes of this Section 9.1(b)(ii));

(iii)       issue additional shares of Preferred Stock to the extent not permitted by Section 2(c) of the Certificate of Designation, the terms of this Agreement or the terms of the Contribution Agreement; or

(iv)      enter into any agreement or commitment to do any of the foregoing.

If, as a result of any change in applicable Law after the date hereof or the issuance of any guidance, order or interpretation of any existing Law, or any supervisory communication, the consent rights set forth in Article IX may be interpreted to give the Holder Control of the Company or give rise to any presumption of “control” by the Holder of the Company, in each case, under the BHC Act (or any of the rules, guidance or interpretations issued in connection therewith), then the parties shall work in good faith to amend such consent rights such that the Holder would not have Control of the Company or be presumed to “control” the Company under the BHC Act.

Section 9.2         Competition and Corporate Opportunities.

(a)          In recognition and anticipation that certain directors, officers, employees and/or other representatives of the Holder and its Affiliates (the “Amundi Covered Persons”) may serve as directors, officers or agents of the Company, and that the Holder and its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, the provisions of this Section 9 are set forth to regulate and define the conduct of certain affairs of the Company with respect to certain classes or categories of business opportunities as they may involve any of the Holder or its Affiliates and the powers, rights, duties and liabilities of the Company and its directors, officers and stockholders in connection therewith.

(b)          For so long as any Amundi Covered Person serves as a director, officer or agent of the Company or of any of the Company’s subsidiaries, none of the Holder, any of its Affiliates or any of the Amundi Covered Persons (the foregoing Persons being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by Law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Company or any of its Affiliates, and, to the fullest extent permitted by Law, no Identified Person shall be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by Law, the Company hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Company or any of its Affiliates, except as provided in Section 9.2(d). Subject to Section 9.2(d), in the event that any Identified Person acquires knowledge of a potential transaction or other matter or business opportunity which may be a corporate opportunity for itself, herself or himself and the Company or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by Law, have no fiduciary duty or other duty (contractual or otherwise) to communicate, present or offer such transaction or other business opportunity to the Company or any of its Affiliates and, to the fullest extent permitted by Law, shall not be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty or other duty (contractual or otherwise) as a stockholder, director or officer of the Company solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, offers or directs such corporate opportunity to another Person, or does not present such corporate opportunity to the Company or any of its Affiliates.

(c)          In addition to and notwithstanding the foregoing provisions of this Section 9, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Company if it is a business opportunity that (i) the Company and its subsidiaries, taken as a whole, are neither financially or legally able, nor contractually permitted, to undertake, (ii) from its nature, is not in the line of the Company’s or its subsidiaries’ businesses (or complementary thereto) or is of no practical advantage to the Corporation or its subsidiaries or (iii) is one in which neither the Company nor its subsidiaries has any interest or reasonable expectancy.

(d)          The Company does not renounce its interest in any corporate opportunity offered to any Person if such opportunity is offered to such Person in his or her capacity as a director or officer of the Company. For the avoidance of doubt, confidential and proprietary information of the Company may be used and disclosed by Persons serving as directors, officers or agents of the Company only in accordance with the Company’s applicable policies.

(e)          This Section 9 does not amend, supersede or modify in any way the obligations of the Holder or any of its Affiliates under agreements between the Holder and its Affiliates, on the one hand, and the Company on the other.

(f)          To the fullest extent permitted by Law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Section 9. Neither the alteration, amendment, addition to or repeal of this Section 9, nor the adoption of any provision of the Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) inconsistent with this Section 9, shall eliminate or reduce the effect of this Section 9 in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Section 9, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.

(g)          For purposes of this Section 9, “Affiliate” shall mean (a) in respect of the Holder, Amundi S.A. and its subsidiaries and (b) in respect of the Company, any Person that, directly or indirectly, is controlled by the Company.

ARTICLE X

[RESERVED]

ARTICLE XI
MISCELLANEOUS

Section 11.1        Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party or parties against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 11.2        Assignment; No Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns. Except as set forth in Article III (solely with respect to such Persons who are entitled to indemnification thereunder), this Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 11.3        Counterparts. This Agreement may be executed by PDF signatures (including www.docusign.com) and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 11.4        Entire Agreement. This Agreement, together with Other Transaction Documents, constitute the entire agreement of the parties relating to the subject matter hereof and supersede all prior drafts, contracts or agreements, whether oral or written, including the non-binding term sheet executed by the parties on April 15, 2024.

Section 11.5        No Partnership. None of the provisions of this Agreement (or any of the arrangements contemplated by this Agreement or any of the actions taken by a party pursuant to this Agreement) shall be deemed to constitute a partnership association, joint venture, company, corporation or any other co-operative entity between the parties hereto at any time (for any purpose), and neither of the parties shall have any authority to bind the other party in any way except as provided in this Agreement. No party shall take any position inconsistent with the foregoing before any Governmental Authority.

Section 11.6        Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the Laws (excluding conflict of laws rules and principles) of the State of Delaware applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance.

Section 11.7        Jurisdiction; Court Proceedings; Waiver of Jury Trial.

(a)          Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Court of Chancery of the State of Delaware and any appellate court therefrom, or, solely to the extent such court declines subject-matter jurisdiction, the United States District Court for the District of Delaware and any appellate court therefrom (the “Chosen Courts”), and, solely in connection with claims arising out of or related to this Agreement or the transactions contemplated hereby, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective and proper service if notice is given in accordance with Section 11.9 or in any other manner permitted by applicable Law.

(b)          EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY (A) CERTIFIES AND ACKNOWLEDGES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.7, (C) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (D) MAKES THIS WAIVER VOLUNTARILY.

Section 11.8        Specific Performance. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties agree that, in addition to any other remedies, each party shall be entitled to seek equitable relief. Each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy.

Section 11.9        Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered, if delivered personally, (b) on the date the delivering party receives confirmation, if delivered by electronic mail, so long as there is no bounce-back or similar error message, (c) three (3) Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested) or (d) one (1) Business Day after being sent by overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.9):

(a)          If to the Company, at:

Victory Capital Holdings, Inc.

15935 La Cantera Parkway

San Antonio, Texas 78256

Attention:	[Redacted]
[Redacted]
Email:	[Redacted]
[Redacted]

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention:	David K. Boston
Danielle Scalzo
Email:	dboston@willkie.com
dscalzo@willkie.com

(b)	If to the Holder, at:

Amundi Asset Management S.A.S.

Attention:	[Redacted]
[Redacted]
[Redacted]
Email:	[Redacted]
[Redacted]
[Redacted]

with a copy to (which shall not constitute notice):

Cleary Gottlieb Steen & Hamilton LLP

12, rue de Tilsitt

75008 Paris, France

Attention:	Sophie de Beer
Email:	sdebeer@cgsh.com

and

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention:	Glenn P. McGrory
James Jian Hu
Email:	gmcgrory@cgsh.com
JJHu@cgsh.com

Section 11.10      Severability. Should any provision of this Agreement or the application thereof to any Person or circumstance be held invalid or unenforceable to any extent: (a) such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition and shall be enforced to the greatest extent permitted by law, (b) such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision as applied (i) to other Persons or circumstances or (ii) in any other jurisdiction, (c) such unenforceability or prohibition shall not affect or invalidate any other provision of this Agreement, and (d) the parties shall negotiate in good faith to amend (if and to the extent feasible) the provision held to be invalid or unenforceable so that the amended provision approximates the intent of the parties reflected in such invalid or unenforceable provision as nearly as practicable but in a manner that would not be invalid or unenforceable, provided that nothing herein shall require any party to agree to an amendment that would impose any significant additional burden, obligation, or expense on that party or alter its rights or obligations under any other provision of this agreement so as to affect that party adversely.

Section 11.11      Expenses. Except as provided in Section 2.3, all fees and expenses incurred in connection with the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not such transactions are consummated.

Section 11.12      Interpretation. The rules of construction set forth in Section 1.2 of the Contribution Agreement shall apply to this Agreement, mutatis mutandis.

Section 11.13      Term. This Agreement shall terminate and be of no further force or effect (i) upon the written agreement of all parties hereto, (ii) upon the dissolution, liquidation, or winding up of the Company, or (iii) upon the date on which the Holder and its Affiliates cease to beneficially own any Equity Securities; provided that this Article XI and Section 5.2(a) shall survive any termination of the Agreement.

Section 11.14      Recognition of EU Bail-In. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Company and the Holder, each BRRD Counterparty acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the EEA Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a)	the effect of the exercise of Bail-in Powers by the EEA Relevant Resolution Authority in relation to any BRRD Liability of:

(i)	the Company to the Holder under this Agreement;

(ii)	the Holder to the Company under this Agreement; or

(each, a “BRRD Party”),

that, in each case (without limitation), may include and result in any of the following, or some combination thereof:

(iii)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(iv)	the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person, and the issue to or conferral on the relevant BRRD Counterparty of such shares, securities or obligations;

(v)	the cancellation of the BRRD Liability; and/or

(vi)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)	the variation of the terms of this Agreement, as deemed necessary by the EEA Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the EEA Relevant Resolution Authority.

(c)	For the purposes of Section 11.14:

(i)	“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant EU Bail-in Legislation;

(ii)	“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms as amended from time to time prior to and in force at the Closing Date;

(iii)	“BRRD Counterparty” means any party to this Agreement to whom any BRRD Party owes a BRRD Liability under or in connection with this Agreement from time to time;

(iv)	“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable EU Bail-in Legislation may be exercised;

(v)	“BRRD Party” has the meaning given in Section 11.14(a);

(vi)	“EEA” means the European Economic Area;

(vii)	“EEA Relevant Resolution Authority” means the resolution authority in the EEA with the ability to exercise any Bail-in Powers in relation to the Company or the Holder;

(viii)	“EU Bail-in Legislation” means in relation to a Member State which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; and

(ix)	“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at https://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule.

[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been executed on behalf of each of the parties hereto as of the date first above written.

COMPANY

VICTORY CAPITAL HOLDINGS, INC.

By:	/s/ David C. Brown
	Name:	David C. Brown
	Title:	Chairman and Chief Executive Officer

[Signature Page to Shareholder Agreement]

HOLDER

AMUNDI ASSET MANAGEMENT S.A.S.

By:	/s/ Valerie Baudson
	Name:	Valerie Baudson
	Title:	President

[Signature Page to Shareholder Agreement]

EXHIBIT A

DEFINED TERMS

1.             The following capitalized terms have the meanings indicated:

“24.9% Condition” means the receipt by Holder and its applicable Affiliates of a legal opinion from a nationally recognized law firm in the United States of America with respect to the Holder’s and its Affiliates’ acquisition or control of up to twenty four and nine tenths percent (24.9%) of the Voting Securities of the Company, taken together with the Holder’s ownership of the Preferred Stock, the Holder’s other rights under this Agreement and the Certificate of Designations, and the existence of any commercial relationship between the Holder or any of its Affiliates, on the one hand, and the Company or any of its Affiliates on the other hand, not resulting in an assignment of the Company’s and/or its Affiliates’ investment advisory contracts for purposes of the Investment Advisers Act of 1940 or for purposes of the Investment Company Act of 1940, which such legal opinion is delivered to the Company and is, in form and substance, reasonably satisfactory to the Company.

“A&R Off-Shore Master Distribution and Services Agreement” means that certain Amended and Restated Off-Shore Master Distribution and Services Agreement, dated as of the date hereof, by and among the Holder, Amundi S.A., the Company and Victory Capital Management Inc., as may be amended or restated from time to time.

“A&R On-Shore Master Distribution and Services Agreement” means that certain Amended and Restated On-Shore Master Distribution and Services Agreement, dated as of the date hereof, by and among the Holder, Amundi S.A., the Company and Victory Capital Management Inc., as may be amended or restated from time to time.

“Acquired Shares” means the Acquired Common Shares and the Acquired Preferred Shares, including any shares of Preferred Stock exchanged for shares of Common Stock in accordance with Section 7.2, any shares of capital stock issued to the Holder pursuant to Sections 2.4 and 2.5 of the Contribution Agreement, and any shares of capital stock issued to the Holder pursuant to Section 6.1 or acquired by the Holder on the market pursuant to Section 6.4, in each case, as adjusted for subdivisions, stock-splits, reverse stock-splits, recapitalizations or similar events. For the avoidance of doubt, any such shares or securities transferred as permitted under this Agreement to a Permitted Transferee shall remain Acquired Shares.

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company: (i) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

EXHIBIT A

“Adverse Regulatory Event” means, with respect to the Holder, (A) any set of facts, events or circumstances, the existence of which is not known to the Holder as of the date hereof and which would cause a substantial risk that the ownership of all or any portion of the Acquired Shares by the Holder (i) would be in violation of the BHC Act or other applicable Law, or (ii) would otherwise cause the Holder to be required to obtain a regulatory approval, consent or license from a Governmental Authority which would have the effect of materially restricting or altering its existing business or result in the Holder incurring costs or regulatory burdens that would have a material adverse effect on Amundi S.A. and its subsidiaries, taken as a whole, or (B) a directive from a Governmental Authority with jurisdiction over the Holder to divest all or a portion of the Acquired Shares.

“Affiliates” shall have the meaning given to such term in the Contribution Agreement.

“Beneficial Ownership” shall have the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rule; provided, that a Person shall be deemed to have “Beneficial Ownership” of any Voting Securities that such Person has a right, option or obligation to own, acquire or control or direct the voting of upon conversion, exercise, expiration, settlement or similar event (“Exercise”) under or pursuant to (i) any Derivative (as defined below) (whether such Derivative is subject to Exercise immediately or only after the passage of time or upon the satisfaction of one or more conditions) and (ii) any Synthetic Position that is required or permitted to be settled, in whole or in part, in Voting Securities. A Person shall be deemed to be the “Beneficial Owner” of, or to “beneficially own,” any securities that such Person has Beneficial Ownership of.

“BHC Act” means the United States Bank Holding Company Act of 1956, as amended from time to time, and the rules and regulations promulgated thereunder.

“BHCA Affiliate” shall have the meaning given to the term “affiliate” under the BHC Act.

“BHCA Fall-Away Condition” means, solely following the expiration of the Standstill Period (subject to Section 5.3(a)), either (a)(i) the Holder and its Affiliates ceasing to be subject to the BHC Act and (ii) the receipt by the Holder or any of its Affiliates of a legal opinion from a nationally recognized law firm in the United States of America that the Holder and its Affiliates are no longer subject to the BHC Act, which legal opinion is delivered to the Company and is, in form and substance, reasonably satisfactory to the Company or (b) the receipt by the Holder or any of its Affiliates of a written determination from the Federal Reserve Board that the Holder and its Affiliates are no longer subject to the BHC Act, reasonably satisfactory evidence of which is delivered to the Company.

“Business Day” shall have the meaning given to such term in the Contribution Agreement.

“Bylaws” means the bylaws of the Company, as may be amended or restated from time to time.

“Certificate of Designations” shall have the meaning given to such term in the Contribution Agreement.

EXHIBIT A

“Certificate of Incorporation” means the certificate of incorporation of the Company, as may be amended or restated from time to time.

“Closing” shall have the meaning given to such term in the Contribution Agreement.

“Closing Date” shall have the meaning given to such term in the Contribution Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Constituent Documents” shall have the meaning given to such term in the Contribution Agreement.

“Control” shall have the meaning set forth in Regulation Y issued by the Federal Reserve Board (12 C.F.R. §225.2(e)).

“Dropdown Percentage” means, following the occurrence of a Dropdown Event, four and nine tenths percent (4.9%), or such higher percentage that would not constitute Control or trigger any presumption of “control” under the BHC Act, to the extent such higher percentage is expressly authorized by the Federal Reserve Board. For the avoidance of doubt, the Dropdown Percentage shall in all cases be lower than (a) during the First Post-Standstill Period, ten and one tenths percent (10.1%), (b) during the Second Post-Standstill Period, fourteen and nine tenths percent (14.9%) and (c) during the Third Post-Standstill Period, either (i) if the 24.9% Condition is not then satisfied, nineteen and nine tenths percent (19.9%) and (ii) if the 24.9% Condition is then satisfied, twenty four and nine tenths percent (24.9%).

“Economic Ownership Limitation” means, as of any date of determination, with respect to the Holder and its BHCA Affiliates, thirty three and thirty three hundredths percent (33.33%) of the Total Equity (as calculated under 12 C.F.R. §225.34) of the Company, or such greater or lesser percentage of Total Equity as is permitted without constituting Control or creating a presumption of “control” under the BHC Act and the Federal Reserve Board’s regulations and guidance (see 12 C.F.R. §225.32(c)), as such may be amended from time to time or any successor statute or regulation thereto.

“Employee Shareholders’ Agreement” means that certain Employee Shareholders’ Agreement, dated as of February 12, 2018, by and among the Company and the Employee Shareholders named therein, as may be amended or restated from time to time.

“Employee Shareholders Committee” shall have the meaning given to such term in the Contribution Agreement.

“Equity Securities” means, with respect to the Company, any and all shares of capital stock of the Company, warrants or options of the Company, and all securities of the Company exchangeable for or convertible or exercisable into, any of the foregoing.

EXHIBIT A

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Exempted Securities” means any issuances of Equity Securities (i) pursuant to any employee or director benefit plan or the granting or exercise of employee stock options, restricted shares or other equity incentives pursuant to any equity or similar incentive plans for the benefit of employees, directors or other service providers of the Company or any of its subsidiaries, or pursuant to employment or consulting or other service provider arrangements with the Company or any of its subsidiaries, (ii) as consideration for any acquisition (by sale, merger in which the Company is the surviving corporation, or otherwise) by the Company or any subsidiary thereof of equity in, or assets of, another Person, business unit, division or business, (iii) as a result of a subdivision, stock split, reclassification, stock dividend, or exchange or applicable pari passu to all stockholders, (iv) upon conversion or exchange of Equity Securities then outstanding, (v) to lenders in connection with bona fide debt financings, or (vi) to joint venture or strategic partners in exchange for contribution of assets or services.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“First Post-Standstill Period” means the period from and after the expiration of the Standstill Period until the fifth (5th) anniversary of the date hereof.

“Fully Diluted Shares” means, for any date, the number of issued and outstanding shares of capital stock of the Company, including the issued and outstanding shares of Common Stock and Preferred Stock, as of the close of business on the immediately preceding the Business Day prior to such date, adjusted for the dilutive effect of the potential issuance or vesting of incremental shares of Common Stock (a) underlying unvested restricted shares of Common Stock, (b) underlying options to acquire shares of Common Stock, applying the treasury stock method, and (c) issuable upon the conversion, exchange or settlement of any other issued and outstanding securities or rights of, or issued by, the Company but only to the extent at the time of determination the holder thereof has the right to so convert, exchange or settle such securities or rights.

“Governmental Authority” shall have the meaning given to such term in the Contribution Agreement.

“Laws” shall have the meaning given to such term in the Contribution Agreement.

“Lock-Up Period” means the period beginning on the Closing Date and ending on the three (3)-year anniversary of the Closing Date.

“Lock-Up Shares” means all Acquired Shares, and any other securities issued or issuable or exchangeable or exchanged by the Company with respect to any such shares pursuant to the terms of this Agreement. For the avoidance of doubt, any such shares or securities transferred as permitted under this Agreement to a Permitted Transferee shall remain Lock-Up Shares.

“Net Repurchase Amount” means, at any given time, (i) the aggregate number of shares of capital stock repurchased by the Company as set forth in all Qualifying Sale Notices delivered by the Company from and after the execution of this Agreement until such time, less (ii) the number of shares of capital stock underlying the Ordinary Course Issuances during the same period; provided, that, for purposes of the foregoing clause (i), the “Repurchase Amount” set forth in the initial Qualifying Sale Notice delivered pursuant to Section 7.1 after the Share Repurchase Threshold has been satisfied shall only reflect the number of shares of capital stock repurchased by the Company in excess of the Share Repurchase Threshold.

EXHIBIT A

“Net Qualifying Sales” shall have the meaning given to the term “Qualifying Sale” in Section 7.1; provided, that, solely for this purpose, the reference to “Repurchase Amount” set forth in any Qualifying Sale Notice delivered pursuant to Section 7.1 shall be deemed to be a reference to “Net Repurchase Amount”.

“Order” shall have the meaning given to such term in the Contribution Agreement.

“Ordinary Course Issuance” means, at any given time, the aggregate amount of Equity Securities issued by the Company in the ordinary course of business from and after the execution of this Agreement until such time, it being understood that only issuances of Equity Securities pursuant to clauses (i), (iii) and (iv) of the definition of Exempted Securities would constitute an issuance in the “ordinary course” for purposes of this definition.

“Other Transaction Documents” shall have the meaning given to such term in the Contribution Agreement.

“Permitted Transferee” means any Affiliate of the Holder.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“Pro-Rata Portion” means, as of any date of determination, a fraction, (i) the numerator of which is the number of shares of capital stock of the Company held by the Holder, as of the applicable date, and (ii) the denominator of which is the number of Fully Diluted Shares.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

EXHIBIT A

“Registrable Securities” means, as of any date of determination, (x) any Acquired Common Shares, (y) any shares of Common Stock issuable upon the conversion of the Acquired Preferred Shares, and (z) any other securities issued or issuable by the Company with respect to any shares of Common Stock referred to in clause (x) by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise, or upon the exercise of any participation rights pursuant to Article VI. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities on the earliest of when (i) such securities are sold or otherwise Transferred pursuant to an effective registration statement under the Securities Act or otherwise, other than to a Permitted Transferee, (ii) such securities shall have ceased to be outstanding, (iii) such securities are sold in a broker’s transaction under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iv) such securities may be sold under Rule 144 without any volume limitations as set forth therein or (v) the Holder ceases to Beneficially Own at least two percent (2%) of the outstanding shares of capital stock of the Company. For the avoidance of doubt, any shares of Common Stock issued upon the conversion of the Acquired Preferred Shares shall cease to be “Registrable Securities” hereunder after such securities are sold or otherwise Transferred pursuant to an effective registration statement under the Securities Act or otherwise, other than to a Permitted Transferee.

“Registration Expenses” means all expenses incurred by the Company in complying with Article I, including all registration, qualification, listing and filing fees, printing expenses, fees and disbursements of counsel for the Company and accountants for the Company, fees and expenses in connection with complying with state securities or “blue sky” Laws, FINRA fees, fees of transfer agents and registrars and transfer taxes, but excluding underwriting discounts and commissions, brokers’ commissions and stock transfer taxes, if any, in each case to the extent applicable to the Registrable Securities of the Holder.

“Repurchase Amount” means the number of shares of capital stock repurchased by the Company in the applicable fiscal quarter for which a Qualifying Sale Notice is delivered by the Company; provided, that, the Repurchase Amount set forth in the initial Qualifying Sale Notice delivered pursuant to Section 7.1 after the Share Repurchase Threshold has been satisfied shall only reflect the number of shares of capital stock repurchased by the Company in excess of the Share Repurchase Threshold.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.

“SEC” means the U.S. Securities and Exchange Commission.

“Second A&R Shareholders Agreement” means that certain Second Amended and Restated Shareholders Agreement of the Company, dated as of February 12, 2018, by and among the Company and the other Persons identified therein, as may be amended or restated from time to time.

EXHIBIT A

“Second Post-Standstill Period” means the period from and after the end of the First Post-Standstill Period until the seventh (7th) anniversary of the date hereof.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” means the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.

“Synthetic Position” means any option, warrant, convertible security, stock appreciation right or other security, contract right or derivative position or similar right (including any “swap” transaction with respect to any security, other than a broad based market basket or index) (each of the foregoing, a “Derivative”), whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of Voting Securities or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of Voting Securities and that increases in value as the market price or value of Voting Securities increases or that provides an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of Voting Securities, in each case regardless of whether (i) it conveys any voting rights in such Voting Securities to any Person, (ii) it is required to be or capable of being settled, in whole or in part, in Voting Securities or (iii) any Person (including the holder of such Synthetic Position) may have entered into other transactions that hedge its economic effect.

“Third Post-Standstill Period” means the period from and after the end of the Second Post-Standstill Period.

“Total Equity” shall have the meaning given to such term under 12 C.F.R §225.34. For the avoidance of doubt, for purposes of calculating the percentage of Total Equity of the Company under Section 5.3(a)(i) and Section 5.3(a)(v), such percentage shall be as adjusted under 12 C.F.R. §225.9, including §225.9(a)(7).

“Transaction Documents” means the Contribution Agreement and the Other Transaction Documents.

“Transfer” means, with respect to any Equity Security, directly or indirectly, any sale, assignment, transfer, conveyance, hypothecation, exchange, pledge, encumbrance, distribution, bequest, donation or other transfer or disposition of such Equity Security or any legal or beneficial interest in such Equity Security, whether or not for value and whether or not voluntary or involuntary or by operation of Law (including by merger, consolidation or otherwise), including, without limitation, the transfer of, or entering into a binding agreement with respect to, the power (whether exclusive or shared) to vote or direct the voting of such Equity Security by proxy, voting agreement or otherwise. For the avoidance of doubt, “Transfer” shall not include Transfer of, or any other transaction in respect of, any securities of Amundi S.A. or its successors or assigns.

EXHIBIT A

“Treasury Regulations” means the regulations promulgated under the Code.

“Voting Ownership Threshold” means, with respect to the Holder and its BHCA Affiliates, four and nine tenths percent (4.9%); provided, that (a) during the First Post-Standstill Period, the Voting Ownership Threshold may be increased to a percentage not to exceed ten and one tenths percent (10.1%) in accordance with Section 5.3(a)(vii), (b) during the Second Post-Standstill Period, the Voting Ownership Threshold may be increased to a percentage not to exceed fourteen and nine tenths percent (14.9%) in accordance with Section 5.3(a)(viii), and (c) during the Third Post-Standstill Period, the Voting Ownership Threshold may be increased to either (i) nineteen and nine tenths percent (19.9%) in accordance with Section 5.3(a)(ix)(A), if the 24.9% Condition is not then satisfied or (ii) twenty four and nine tenths percent (24.9%) in accordance with Section 5.3(a)(ix)(B), if the 24.9% Condition is then satisfied. For the avoidance of doubt, (x) the Voting Ownership Threshold shall be four and nine tenths percent (4.9%) at all times during the Standstill Period and (y) if after any increase of the Voting Ownership Threshold following the Standstill Period, a Dropdown Event occurs, the Voting Ownership Threshold shall be automatically adjusted downward to equal the applicable Dropdown Percentage.

“Voting Percentage” shall, with respect to the Voting Securities Controlled by any Person, have the meaning given to such term under 12 C.F.R §225.2(u).

“Voting Securities” shall have the meaning given to such term under 12 C.F.R §225.2(q)(1). Voting Securities are deemed to be the same class of Voting Securities, regardless of differences in dividend rights or liquidation preference, if the securities are voted together as a single class on all matters for which the securities have voting rights other than matters that affect solely the rights or preferences of the securities.

2.             The following terms are defined in the Sections of the Agreement indicated:

Term	Section
Acquired Common Shares	Recitals
Acquired Preferred Shares	Recitals
Acquisition	5.2(a)(i)
Agreement	Preamble
Board	5.1(b)
Chosen Courts	11.7

EXHIBIT A

Term	Section
Common Stock	Recitals
Company	Preamble
Company Indemnified Parties	3.2
Contribution Agreement	Recitals
Crestview	9.1(a)(ii)
Dropdown Event	5.3(a)(x)
Effectiveness Period	1.2
Exchange Event	5.3(a)(iii)
Exchange Notice	7.2(b)
FIRPTA Certificate	7.4
Holder	Preamble
Holder Designees	8.1(a)(i)
Holder Indemnified Parties	3.1
Indemnified Party	3.3
Indemnifying Party	3.3
Interruption Period	2.1
Losses	3.1
New Security	6.1
Non-Control Determination	5.3(a)(vi)
Non-Qualifying Transferee	5.1(b)
Participation Rights Notice	6.2
Piggyback Secondary Registration	1.8(a)
Piggyback Secondary Registration Statement	1.8(a)

EXHIBIT A

Term	Section
Piggyback Secondary Shelf Registration Statement	1.8(a)
Piggyback Secondary Shelf Takedown	1.8(a)
Preferred Stock	Recitals
Qualifying Sale	7.1
Qualifying Sale Notice	7.1
Resale Shelf Registration Statement	1.1
Replacement Nominee	8.2
Share Repurchase Threshold	7.1
Shelf Takedown	1.5
Stockholder Meeting	5.2(a)(vi)
Subsequent Shelf Registration Statement	1.3
Underwritten Shelf Takedown	1.6
Underwritten Shelf Takedown Notice	1.6

EXHIBIT A